Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	July 26, 2012 Contact: Gary Russell, Investor Relations 713-651-4434

FOR IMMEDIATE RELEASE

Key Energy Services Generated Second Quarter 2012 Earnings from

Continuing Operations of $0.21 per Diluted Share

HOUSTON, TX, July 26, 2012 – Key Energy Services, Inc. (NYSE: KEG) generated second quarter 2012 income from continuing operations of $31.5 million, or $0.21 per share, compared to first quarter 2012 income from continuing operations of $34.1 million, or $0.23 per share.

Revenue for the second quarter 2012 was $516.0 million, up 6.0% compared to the first quarter 2012 revenue of $486.8 million.

During the first quarter of 2012, Key announced its intention to sell its Argentine operations. As a result, this business has been classified as discontinued operations, and the second quarter 2012 and prior comparable periods reflect this change.

Second quarter 2012 consolidated net income was $29.0 million, or $0.19 per share, which includes a loss from discontinued operations of $2.5 million, or $0.02 per share, compared to first quarter 2012 consolidated net income of $3.2 million, or $0.02 per share, which includes a loss from discontinued operations of $30.9 million, or $0.21 per share.

The following table sets forth summary data from continuing operations for the second quarter 2012 and prior comparable quarterly periods.

	Three Months Ended (unaudited)
	June 30, 2012	March 31, 2012	June 30, 2011
	(in millions, except per share amounts)
Revenues	$516.0	$486.8	$414.6
Income attributable to Key	$31.5	$34.1	$40.1
Diluted earnings per share attributable to Key	$0.21	$0.23	$0.28
Adjusted EBITDA	$114.7	$115.4	$104.9

U.S. Segment

Second quarter 2012 U.S. revenue was $431.6 million, up 1.6% compared to $425.0 million in the first quarter. Operating income was $82.5 million, or 19.1% of revenue, compared to $91.5 million, or 21.5% of revenue, in the first quarter. Results were burdened by expansion costs ahead of anticipated activity gains in oil markets in addition to the continued decline in earnings from gas markets.

International Segment

Second quarter 2012 international revenue was $84.4 million, up 36.5% compared to first quarter 2012 revenue of $61.8 million. Operating income was $16.1 million, or 19.1% of revenue, compared to first quarter 2012 operating income of $10.4 million, or 16.8% of revenue. The revenue and margin improvement was driven primarily by higher activity in Mexico.

July 26, 2012

General and Administrative Expenses

General and Administrative (G&A) expenses were $58.1 million, or 11.3% of revenue, compared to first quarter 2012 G&A expenses of $60.9 million, or 12.5% of revenue.

Capital Expenditures and Liquidity

Key’s consolidated cash balance at June 30, 2012 was $28.3 million compared to $31.9 million at March 31, 2012. Capital expenditures were $139.9 million during the second quarter 2012 and $309.3 million through June 30, 2012. Total debt at June 30, 2012 was $874.5 million compared to total debt of $865.1 million at March 31, 2012. At the end of the quarter, there was $190.0 million utilized under the Company’s $550 million senior secured credit facility. Net debt to total capitalization at the end of the second quarter 2012 was 39.9%.

Overview and Outlook

Commenting on the results, Key’s Chairman, President and Chief Executive Officer, Dick Alario, stated, “In the U.S., customer demand in natural gas markets has continued to weaken, but recent indications suggest a stabilizing trend. Demand in oil markets remains favorable. However, activity growth has tempered as oil prices declined last quarter, and oilfield service capacity has become more concentrated in those markets.

“In our coiled tubing business, we essentially reversed half of the revenue and margin decline witnessed in the first quarter with results that improved as the quarter progressed. We believe improvement will continue as we further increase asset utilization in the coming quarters.

“Internationally, our second quarter results improved considerably driven primarily by the full deployment of assets in Mexico where demand for our services continues to grow.”

Alario continued, “For the third quarter, we anticipate continued improvement in operating efficiencies in our coiled tubing business, additional growth and fixed cost absorption as we continue to expand our Edge business into oil markets, and further activity gains in our international markets. We believe these trends will lead consolidated revenue to increase roughly 4% from the second quarter and drive a 20% to 25% increase in operating income. In the fourth quarter, we expect a continuation of these trends, offset somewhat by typical seasonal declines, leading to consolidated results roughly flat with the third quarter. We’ll have additional guidance commentary on our conference call.”

July 26, 2012

Conference Call Information

As previously announced, Key management will host a conference call to discuss its second quarter 2012 financial results on Friday, July 27, 2012 at 10:00 a.m. CDT. To access the call in the U.S. and Canada dial 888-794-4637. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 91746711. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”

A telephonic replay of the conference call will be available on Friday, July 27, 2012, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 91746711. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

Re-casted Prior Period Financial Results from Continuing Operations

Key has recast certain prior period financial information to reflect its results from continuing operations, which exclude the Argentine operations. This recasted financial information is available on Key’s website at www.keyenergy.com under “Investor Relations”.

July 26, 2012

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
REVENUES	$515,997	$486,751	$414,587	$1,002,748	$778,951

COSTS AND EXPENSES:
Direct operating expenses	343,996	311,497	261,269	655,493	509,249
Depreciation and amortization expense	52,452	51,189	39,157	103,641	78,339
General and administrative expenses	58,081	60,918	51,149	118,999	100,798

Operating income	61,468	63,147	63,012	124,615	90,565

Loss on early extinguishment of debt	—	—	—	—	46,451
Interest expense, net of amounts capitalized	13,730	11,882	9,557	25,612	19,449
Other income, net	(1,380)	(1,029)	(7,708)	(2,409)	(10,522)

Income from continuing operations before tax	49,118	52,294	61,163	101,412	35,187
Income tax expense	(17,419)	(18,813)	(20,816)	(36,232)	(11,629)

Income from continuing operations	31,699	33,481	40,347	65,180	23,558
Loss from discontinued operations, net of tax	(2,454)	(30,905)	(3,987)	(33,359)	(5,910)

Net income	29,245	2,576	36,360	31,821	17,648

Income (loss) attributable to noncontrolling interest	204	(614)	280	(410)	(297)

INCOME ATTRIBUTABLE TO KEY	$29,041	$3,190	$36,080	$32,231	$17,945

Earnings per share attributable to Key:
Basic and diluted	$0.19	$0.02	$0.25	$0.21	$0.13

Weighted average shares outstanding:
Basic	151,087	151,132	142,833	151,110	142,521
Diluted	151,100	151,506	143,320	151,168	142,976

Income (loss) from continuing operations attributable to Key:
Income from continuing operations	$31,699	$33,481	$40,347	$65,180	$23,558
Income (loss) attributable to noncontrolling interest	204	(614)	280	(410)	(297)

Income from continuing operations attributable to Key	$31,495	$34,095	$40,067	$65,590	$23,855

Earnings per share from continuing operations attributable to Key:
Basic and diluted	$0.21	$0.23	$0.28	$0.43	$0.17

Loss from discontinued operations, net of tax:	$(2,454)	$(30,905)	$(3,987)	$(33,359)	$(5,910)

Loss per share from discontinued operations:
Basic and diluted	$(0.02)	$(0.21)	$(0.03)	$(0.22)	$(0.04)

July 26, 2012

Condensed Consolidated Balance Sheets (in thousands, unaudited):

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$28,280	$35,443
Other current assets	558,464	504,777
Current assets held for sale	30,281	60,343

Total current assets	617,025	600,563

Property and equipment, net	1,400,276	1,197,300
Goodwill	624,657	622,773
Other assets, net	137,541	155,601
Non-current assets held for sale	10,821	22,883

TOTAL ASSETS	$2,790,320	$2,599,120

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$82,440	$71,736
Other current liabilities	208,674	175,877
Current liabilities associated with assets held for sale	39,677	41,890

Total current liabilities	330,791	289,503

Long-term debt, less current portion	873,401	773,975
Other non-current liabilities	337,317	321,011
Equity	1,248,811	1,214,631

TOTAL LIABILITIES AND EQUITY	$2,790,320	$2,599,120

Consolidated Cash Flow Data (in thousands, unaudited):

	Six Months Ended
	June 30, 2012	June 30, 2011
Net cash provided by operating activities	$191,852	$29,861
Net cash used in investing activities	(300,779)	(159,343)
Net cash provided by financing activities	104,502	91,881
Effect of exchange rates on cash	(2,738)	(4,386)

Decrease in cash and cash equivalents	(7,163)	(41,987)
Cash and cash equivalents, beginning of period	35,443	56,628

Cash and cash equivalents, end of period	$28,280	$14,641

July 26, 2012

U.S. and International Revenue and Operating Income (Loss) (in thousands, except for percentages, unaudited):

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Revenues
U.S. Operations:
Rig Services	$208,765	$203,382	$177,112
Fluid Management Services	96,716	97,844	102,108
Coiled Tubing Services	56,929	52,980	57,204
Fishing & Rental Services	69,236	70,767	31,031

Total U.S. Operations	431,646	424,973	367,455

International Operations	84,351	61,778	47,132

Consolidated Total	$515,997	$486,751	$414,587

	Three Months Ended
	June 30,	% of	March 31,	% of	June 30,	% of
	2012	Revenues	2012	Revenues	2011	Revenues
Operating Income (Loss)
U.S. Operations	$82,497	19.1%	$91,458	21.5%	$86,202	23.5%
International Operations	16,116	19.1%	10,368	16.8%	9,495	20.1%
Functional Support	(37,145)	n/a	(38,679)	n/a	(32,685)	n/a

Consolidated Total	$61,468	11.9%	$63,147	13.0%	$63,012	15.2%

	Six Months Ended
	June 30,	June 30,
	2012	2011
Revenues
U.S. Operations:
Rig Services	$412,147	$339,294
Fluid Management Services	194,560	188,598
Coiled Tubing Services	109,909	111,174
Fishing & Rental Services	140,003	58,293

Total U.S. Operations	856,619	697,359

International Operations	146,129	81,592

Consolidated Total	$1,002,748	$778,951

	Six Months Ended
	June 30,	% of	June 30,	% of
	2012	Revenues	2011	Revenues
Operating Income (Loss)
U.S. Operations	$173,955	20.3%	$144,849	20.8%
International Operations	26,484	18.1%	12,134	14.9%
Functional Support	(75,824)	n/a	(66,418)	n/a

Consolidated Total	$124,615	12.4%	$90,565	11.6%

July 26, 2012

Following is a reconciliation of income or loss from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA from continuing operations and Adjusted EBITDA from continuing operations (non-GAAP measures) as required under Regulation G of the Securities Exchange Act of 1934.

Reconciliations of EBITDA from continuing operations and Adjusted EBITDA from continuing operations (in thousands, except for percentages, unaudited):

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
Income from continuing operations	$31,699	$33,481	$40,347
Income tax expense	17,419	18,813	20,816
(Income) loss attributable to noncontrolling interest, excluding depreciation and amortization	(596)	87	(170)
Interest expense, net of amounts capitalized	13,730	11,882	9,557
Interest income	(7)	(7)	(2)
Depreciation and amortization	52,452	51,189	39,157

EBITDA	$114,697	$115,445	$109,705

% of revenues	22.2%	23.7%	26.5%

Gain on IROC(1) sale	—	—	(4,783)

Adjusted EBITDA	$114,697	$115,445	$104,922

% of revenues	22.2%	23.7%	25.3%

Revenues	$515,997	$486,751	$414,587

(1)	Key sold its shares of IROC Energy Services Corp, a Canada-based oilfield services company, in the second quarter of 2011.

“EBITDA” is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as asset retirements and impairments, loss on debt extinguishment, certain other gains or losses, and certain non-recurring transaction or other costs.

“EBITDA” and “Adjusted EBITDA” are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

July 26, 2012

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered alternatives to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA and Adjusted EBITDA as analytical tools include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting its usefulness as a comparative measure; and

•

EBITDA and Adjusted EBITDA are each a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

July 26, 2012

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future operational expectations, expected increases in activity, the mobilization of equipment into service, international growth, and anticipated financial performance in 2012. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income margins (whether for Key as a whole or for geographic regions and/or business segments individually), which projections are based on uncertain customer activity, pricing and spending levels as well as uncertain short-term and long-term expectations of both U.S. and international market conditions, including in the oil, liquid shale and natural gas markets; risks that market fundamentals in the U.S. could further deteriorate or worsen beyond current expectations and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks relating to increases in costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to Key’s ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks that Key may be unable to achieve the benefits expected from acquisition transactions, and risks associated with integration of the acquired operations into Key’s operations; risks affecting Key’s foreign operations, including risks related to growth in Mexico, other risks affecting Key’s operations in Russia, risks associated with expanding operations in Colombia, Oman and Bahrain, risks involving the possible sale of its Argentina business and assets, and risks that Key may not be able to achieve its overall international growth and mobilization strategy; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, the Middle East and Russia.